UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2017 (March 16, 2017)

OUTFRONT Media Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Lexington Avenue, 17th Floor New York, New York	10174
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 297-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 16, 2017, OUTFRONT Media Inc. (the “Company”), along with its wholly owned subsidiaries, Outfront Media Capital LLC (“Finance LLC”) and Outfront Media Capital Corporation (together with Finance LLC, the “Borrowers”), and the other guarantors party thereto, entered into an amendment (the “Amendment”) to its credit agreement and its related security agreement, each dated as of January 31, 2014 (together, and as amended, supplemented or otherwise modified, the “Credit Agreement”), with Morgan Stanley Senior Funding, Inc., as successor administrative agent and collateral agent to Citibank, N.A., and the other lenders party thereto from time to time, as applicable.

The Amendment provides for (i) the extension of the maturity date of the Borrowers’ existing revolving credit facility (the “Revolving Credit Facility”) from January 31, 2019 to March 16, 2022, (ii) the extension of the maturity date of the Borrowers’ existing term loan (the “Term Loan”) from January 31, 2021 to March 16, 2024, (iii) an increase to the Revolving Credit Facility by $5.0 million to $430.0 million to accommodate an orderly allocation of loan commitments among the lenders under the Credit Agreement, (iv) the incurrence of a $10.0 million incremental term loan primarily to cover transaction fees and expenses, which increases the outstanding principal balance of the Term Loan to $670.0 million, and (v) revisions to certain provisions of the Credit Agreement to, among other things, lower the interest rate floor for all loans to 0.00%, and update covenants for greater operational and financial flexibility to the Company (including incurrence of additional indebtedness), as well as include other clarifying, conforming and ministerial changes to the Credit Agreement. The remaining terms of the Credit Agreement, as amended by the Amendment, are substantially the same as the terms under the existing Credit Agreement, including with respect to events of default and loan acceleration.

The Revolving Credit Facility and the Term Loan are secured by the same collateral and guaranteed by the same guarantors as under the existing Credit Agreement, except that the existing mortgages on the Borrowers’ fee-owned real property have been released under the Amendment.

The foregoing descriptions of the Amendment and the Credit Agreement are qualified in their entirety by reference to the Amendment (which includes the Credit Agreement), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description

10.1	Amendment No. 2 to Credit Agreement and Amendment No. 1 to Security Agreement, dated as of March 16, 2017, by and among Outfront Media Capital LLC, Outfront Media Capital Corporation, the guarantors party thereto, Morgan Stanley Senior Funding, Inc. and the other lenders party thereto from time to time, to Credit Agreement and to Security Agreement, each dated as of January 31, 2014, by and among CBS Outdoor Americas Capital LLC, CBS Outdoor Americas Capital Corporation, the guarantors party thereto, Citibank, N.A. and the other lenders party thereto from time to time, as applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and
Chief Financial Officer

Date: March 20, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 2 to Credit Agreement and Amendment No. 1 to Security Agreement, dated as of March 16, 2017, by and among Outfront Media Capital LLC, Outfront Media Capital Corporation, the guarantors party thereto, Morgan Stanley Senior Funding, Inc. and the other lenders party thereto from time to time, to Credit Agreement and to Security Agreement, each dated as of January 31, 2014, by and among CBS Outdoor Americas Capital LLC, CBS Outdoor Americas Capital Corporation, the guarantors party thereto, Citibank, N.A. and the other lenders party thereto from time to time, as applicable.